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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF FOOD 4 LESS HOLDINGS, INC.



                    Alpha Beta Company
                    Bay Area Warehouse Stores, Inc.
                    Bell Markets, Inc.
                    Cala Co.
                    Cala Foods, Inc.
                    Crawford Stores, Inc.
                    Falley's Inc.
                    Food 4 Less GM, Inc.
                    Food 4 Less Merchandising, Inc.
                    Food 4 Less of California, Inc.
                    Food 4 Less of Southern California, Inc.